Exhibit 99.1

Investor Contact:	Adam Hanan
(615) 443-9887

Media Contact:	Heidi Pearce
(615) 235-4135

CRACKER BARREL REPORTS FOURTH QUARTER FISCAL 2023 RESULTS

Board declares $1.30 quarterly dividend per share

LEBANON, Tenn. – September 13, 2023 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the fourth quarter of fiscal 2023 ended July 28, 2023.

Fourth Quarter Fiscal 2023 Highlights

•	The Company reported fourth quarter total revenue of $836.7 million. Compared to the prior year fourth quarter, total revenue increased 0.8%.

o	Comparable store restaurant sales increased 2.4%, while comparable store retail sales decreased 6.8%.

•	GAAP operating income for the fourth quarter was $41.2 million, or 4.9% of total revenue, and adjusted[1] operating income was $44.4 million, or 5.3% of total revenue.

•	GAAP net income was $37.5 million, or 4.5% of total revenue, and EBITDA[1] was $72.1 million, or 8.6% of total revenue.

•	GAAP earnings per diluted share were $1.68, and adjusted[1] earnings per diluted share were $1.79.

Commenting on the fourth quarter and full year results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “This fiscal year underscored the resiliency of our teams amid continued challenges, and I’m proud of all we accomplished. We made significant progress on key initiatives including catering, our loyalty program, and cost savings, and we generated strong cash flow that allowed us to return more than $133 million to our shareholders in the form of dividends and share repurchases while maintaining a strong balance sheet.

“Although there was much to celebrate in fiscal 2023, our Q4 topline performance fell short of our expectations. We have taken and will continue to take numerous actions to improve our traffic performance on the marketing and operational front which we believe will be effective, particularly as we enter our important holiday season. We will also launch our much-anticipated loyalty program, Cracker Barrel Rewards, in the next few weeks.

Despite our recent traffic challenges, we remain confident that our continued focus on our strategic priorities, including delivering an exceptional guest experience, emphasizing and protecting our strong value proposition, accelerating frequency among key growth segments, and enhancing our business model will improve performance in the near term and deliver value creation over the long term.”

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Cracker Barrel Reports Fourth Quarter Fiscal 2023 Results

September 13, 2023

Fourth Quarter Fiscal 2023 Results

Revenue

The Company reported total revenue of $836.7 million for the fourth quarter of fiscal 2023, representing an increase of 0.8% compared to the fourth quarter of fiscal 2022.

Cracker Barrel comparable store restaurant sales increased 2.4%, including total menu pricing increases of 8.7%. Comparable store retail sales decreased 6.8% from the prior year quarter.

Operating Income

GAAP operating income for the fourth quarter was $41.2 million, or 4.9% of total revenue, compared to $33.0 million, or 4.0% of total revenue, in the prior year quarter. Excluding the approximately $3.2 million in non-cash amortization related to the gains on the previously disclosed sale and leaseback transactions, adjusted1 operating income for the fourth quarter was $44.4 million, or 5.3% of total revenue, compared to $36.2 million, or 4.4%, of total revenue in the prior year quarter.

The increase in the Company’s GAAP and adjusted1 operating income as a percentage of total revenue versus the prior year quarter is primarily the result of lower cost of goods sold and other operating expenses, partially offset by higher labor and related expenses and general and administrative expenses in the current year quarter.

Net Income, EBITDA, and Earnings per Diluted Share

GAAP net income for the fourth quarter was $37.5 million, or 4.5% of total revenue. This represented a 12.3% increase compared to prior year quarter GAAP net income of $33.4 million, or 4.0% of total revenue. EBITDA1 was $72.1 million, or 8.6% of total revenue, a 15.5% increase compared to the prior year quarter EBITDA1 of $62.4 million, or 7.5% of total revenue.

GAAP earnings per diluted share for the fourth quarter were $1.68, a 14.3% increase compared to the prior year quarter GAAP earnings per diluted share of $1.47. Adjusted1 earnings per diluted share were $1.79, a 14.0% increase compared to the prior year quarter adjusted1 earnings per diluted share of $1.57.

Quarterly Dividend Declaration

The Company announced that its Board of Directors declared a quarterly dividend of $1.30 per share on the Company’s common stock. The quarterly dividend is payable on November 7, 2023 to shareholders of record as of October 20, 2023.

Fiscal 2023 Results

Revenue

The Company reported total revenue of $3.44 billion for fiscal 2023, representing an increase of 5.4% compared to fiscal 2022. Comparable store restaurant sales for fiscal 2023 increased 6.3% compared to fiscal 2022. Comparable store retail sales for fiscal 2023 decreased 0.4% compared to fiscal 2022.

Operating Income

GAAP operating income in fiscal 2023 was $120.6 million, or 3.5% of total revenue, compared to $153.0 million, or 4.7% of total revenue, in the prior year. Excluding the approximately $12.7 million in non-cash amortization related to the gains on the previously disclosed sale and leaseback transactions, approximately $13.9 million dollars in impairment charges and store closure costs incurred in the third quarter, and approximately $3.2 million in proxy contest and settlement expenses incurred in the first quarter, adjusted1 operating income for fiscal 2023 was $150.4 million, or 4.4% of total revenue, compared to adjusted1 operating income of $165.7 million, or 5.1% of total revenue, in the prior year.

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Cracker Barrel Reports Fourth Quarter Fiscal 2023 Results

September 13, 2023

The decline in the Company’s GAAP operating income as a percentage of total revenue versus the prior year is primarily the result of higher cost of goods sold, general and administrative expenses, and impairment charges and store closure expenses in the current year.

The decrease in the Company’s adjusted1 operating income as a percentage of total revenue versus the prior year is primarily the result of higher cost of goods sold and general and administrative expenses in the current year.

Net Income, EBITDA and Earnings per Diluted Share

GAAP net income for fiscal 2023 was $99.1 million, or 2.9% of total revenue compared to prior year GAAP net income of $131.9 million, or 4.0% of total revenue. Adjusted EBITDA1 was $254.9 million, or 7.4% of total revenue, a 5.3% decrease compared to the prior year EBITDA1 of $269.3 million, or 8.2% of total revenue.

GAAP earnings per diluted share for fiscal 2023 were $4.45, a 21.5% decrease compared to the prior year GAAP earnings per diluted share of $5.67. Adjusted1 earnings per diluted share were $5.47, a 10.2% decrease compared to the prior year adjusted1 earnings per diluted share of $6.09.

Fiscal 2024 First Quarter Outlook

The Company provided the following outlook for its first quarter:

•	Total revenue of $800 million to $850 million

•	1 to 2 new Cracker Barrel stores and 4 to 5 new Maple Street Biscuit Company units

•	Commodity deflation of 1% to 2%

•	Wage inflation of 4% to 5%

•	GAAP operating income margin of 1.55% to 2.55% and adjusted[1] operating income margin of 2.25% to 3.25%, which contemplates the amortization of the asset recognized from the gains on sale and leaseback transactions, certain expenses related to the CEO transition, and a corporate restructuring charge

•	Capital expenditures of $27 million to $32 million

The Company reminds investors that its outlook reflects a number of assumptions, many of which are outside the Company’s control. In particular, uncertainties created by macroeconomic conditions, such as ongoing inflation, low consumer confidence and high interest rates may adversely affect consumer behavior and cause actual results to differ materially from those expected.

1 For Non-GAAP reconciliations, please refer to the Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results section of this release.

Fiscal 2023 Fourth Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public online at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The online replay will be available at 2:00 p.m. (ET) and continue through September 27, 2023.

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Cracker Barrel Reports Fourth Quarter Fiscal 2023 Results

September 13, 2023

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) provides a caring and friendly home-away-from-home experience while offering guests high-quality homestyle food to enjoy in-store or to-go and unique shopping — all at a fair price. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate over 660 company-owned Cracker Barrel Old Country Store® locations in 45 states and own the fast-casual Maple Street Biscuit Company. For more information about the Company, visit crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that the Company expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The Company believes that the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, transportation, distribution and labor; disruptions to the Company’s restaurant or retail supply chain; the COVID-19 pandemic, including the duration of the COVID-19 pandemic and its ultimate impact on the Company’s business the Company’s ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at its restaurants; the Company’s ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; the effects of increased competition at the Company’s locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company’s food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease, as well as the possible effects of such events on the price or availability of ingredients used in the Company’s restaurants; the effects of the Company’s indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue its operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company’s financing costs and ability to refinance its indebtedness, in whole or in part; the Company’s reliance on limited distribution facilities and certain significant vendors; information technology-related incidents, including data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity or the Company’s ability to manage the impact of social media associated with these activities; the impact of activist shareholders; the Company’s ability to enter successfully into new geographic markets that may be less familiar to it; changes in land, building materials and construction costs; the availability and cost of suitable sites for restaurant development and the Company’s ability to identify those sites; the Company’s ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions and the weather impact on sales and customer travel; discretionary income or personal expenditure activity of the Company’s customers; economic or psychological effects of natural disasters or other unforeseen events such as terrorist acts, social unrest or war and the military or government responses to such events; changes in foreign exchange rates affecting the Company’s future retail inventory purchases; workers’ compensation, group health and utility price changes; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Fourth Quarter Fiscal 2023 Results

September 13, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Fourth Quarter Ended			Twelve Months Ended
	7/28/23	7/29/22	Percentage Change	7/28/23	7/29/22	Percentage Change
Total revenue	$836,732	$830,400	1%	$3,442,808	$3,267,786	5%
Cost of goods sold, (exclusive of depreciation & rent)	257,331	273,424	(6)	1,127,617	1,049,884	7
Labor and other related expenses	305,111	294,430	4	1,208,669	1,149,077	5
Other store operating expenses	195,368	196,674	(1)	797,815	758,389	5
General and administrative expenses	37,576	32,900	14	174,091	157,433	11
Impairment and store closing costs	109	0	-	13,999	0	-
Operating income	41,237	32,972	25	120,617	153,003	(21)
Interest expense	4,530	2,620	73	17,006	9,620	77
Income before income taxes	36,707	30,352	21	103,611	143,383	(28)
Provision for income taxes (income tax benefit)	(755)	(3,012)	75	4,561	11,503	(60)
Net income	$37,462	$33,364	12	$99,050	$131,880	(25)

Earnings per share – Basic:	$1.69	$1.47	15	$4.47	$5.69	(21)
Earnings per share – Diluted:	$1.68	$1.47	14	$4.45	$5.67	(22)

Weighted average shares:
Basic	22,152,445	22,666,439	(2)	22,167,875	23,164,180	(4)
Diluted	22,262,598	22,756,685	(2)	22,265,399	23,246,010	(4)

Ratio Analysis
Total revenue:
Restaurant	81.2%	79.7%		79.6%	78.5%
Retail	18.8	20.3		20.4	21.5
Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold, (exclusive of depreciation & rent)	30.8	32.9		32.8	32.1
Labor and other related expenses	36.5	35.5		35.1	35.2
Other store operating expenses	23.3	23.7		23.2	23.2
General and administrative expenses	4.5	3.9		5.0	4.8
Impairment and store closing costs	0.0	0.0		0.4	0.0
Operating income	4.9	4.0		3.5	4.7
Interest expense	0.5	0.3		0.5	0.3
Income before income taxes	4.4	3.7		3.0	4.4
Provision for income taxes (income tax benefit)	(0.1)	(0.3)		0.1	0.4
Net income	4.5%	4.0%		2.9%	4.0%

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Cracker Barrel Reports Fourth Quarter Fiscal 2023 Results

September 13, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	7/28/23	7/29/22
Assets
Cash and cash equivalents	$25,147	$45,105
Accounts receivable	30,446	32,246
Inventories	189,364	213,249
Prepaid expenses and other current assets	37,330	26,676
Property and equipment, net	971,945	969,609
Operating lease right-of-use assets, net	889,306	933,524
Intangible Assets	23,426	21,210
Other assets	46,440	48,602
Goodwill	4,690	4,690
Total assets	$2,218,094	$2,294,911

Liabilities and Shareholders’ Equity
Accounts payable	$165,484	$169,871
Other current liabilities	323,482	332,453
Long-term debt	414,904	423,249
Long-term operating lease liabilities	702,413	722,159
Other long-term obligations	53,730	55,507
Deferred income taxes	74,256	80,193
Shareholders’ equity, net	483,825	511,479
Total liabilities and shareholders’ equity	$2,218,094	$2,294,911

Common shares issued and outstanding	22,153,625	22,281,443

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Cracker Barrel Reports Fourth Quarter Fiscal 2023 Results

September 13, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENT
(Unaudited and in thousands)

	Twelve Months Ended
	7/28/23	7/29/22
Cash flows from operating activities:
Net income	$99,050	$131,880
Depreciation and amortization	104,485	103,568
Amortization of debt issuance costs	1,730	1,755
Loss on disposition of property and equipment	6,600	5,637
Impairment	11,692	0
Share-based compensation	9,045	8,198
Noncash lease expense	59,767	58,498
Amortization of asset recognized from gain on sale and leaseback transaction	12,735	12,735
(Increase) decrease in inventories	23,885	(74,929)
(Increase) decrease in accounts payable	(4,387)	34,695
Net changes in other assets and liabilities	(74,145)	(76,784)
Net cash provided by operating activities	250,457	205,253
Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(125,387)	(97,104)
Proceeds from sale of property and equipment	1,068	105
Acquisition of business, net of cash acquired	0	(1,500)
Net cash used in investing activities	(124,319)	(98,499)
Cash flows from financing activities:
Net proceeds (payments) under long-term debt	(10,124)	44,876
Taxes withheld from issuance of share-based compensation awards	(2,448)	(2,599)
Purchases and retirement of common stock	(17,449)	(131,542)
Deferred financing costs	0	(2,148)
Dividends on common stock	(116,075)	(114,829)
Net cash used in financing activities	(146,096)	(206,242)

Net decrease in cash and cash equivalents	(19,958)	(99,488)
Cash and cash equivalents, beginning of period	45,105	144,593
Cash and cash equivalents, end of period	$25,147	$45,105

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Cracker Barrel Reports Fourth Quarter Fiscal 2023 Results

September 13, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.
Supplemental Information
(Unaudited)

	Fourth Quarter Ended
	7/28/23	7/29/22
Net Change in Company-Owned Units During Quarter:
Cracker Barrel	(1)	0
Maple Street Biscuit Company	3	10
Company-Owned Units in Operation at End of Quarter:
Cracker Barrel	660	664
Maple Street Biscuit Company	59	51

	Fourth Quarter Ended		Twelve Months Ended
	7/28/23	7/29/22	7/28/23	7/29/22
Total revenue*: (In thousands)
Restaurant	$663,265	$647,462	$2,678,685	$2,516,334
Retail	157,405	168,339	701,563	701,621
Total revenue	$820,670	$815,801	$3,380,248	$3,217,955

Cost of goods sold* (exclusive of depreciation and rent): (In thousands)
Restaurant	$176,790	$186,338	$754,131	$693,810
Retail	76,717	83,095	358,054	343,379
Total cost of goods sold	$253,507	$269,433	$1,112,185	$1,037,189

Average unit volume*: (In thousands)
Restaurant	1,004.9	975.1	4,040.2	3,789.7
Retail	238.5	253.5	1,058.2	1,056.6
Total	1,243.4	1,228.6	5,098.4	4,846.3
Operating weeks*:	8,580	8,632	34,476	34,528

Note*: This information is for Cracker Barrel stores only and excludes Maple Street Biscuit Company

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Cracker Barrel Reports Fourth Quarter Fiscal 2023 Results

September 13, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands, except per share amounts)

Adjusted Operating Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its fourth quarter fiscal 2022 and fiscal 2023 adjusted operating income and earnings per share. In regard to fiscal 2022, this reconciliation excludes non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions and the related tax impact. In regard to fiscal 2023, this reconciliation excludes non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions, impairment charges and store closing costs incurred in the third quarter, expenses related to proxy contest and settlement expenses in connection with the Company’s 2022 annual meeting of shareholders incurred in the first quarter, and the related tax impacts of these items. The Company believes excluding these items from its financial results provides investors with an enhanced understanding of the Company's financial results and enhances comparability across periods. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	Fourth Quarter Ended July 28, 2023			Twelve Months Ended July 28, 2023
	As Reported	Adjustment	As Adjusted	As Reported	Adjustments	As Adjusted
		(1)			(1) (2) (3)
Total Revenue	$836,732	$0	$836,732	$3,442,808	$0	$3,442,808
Store operating expense	757,810	(3,184)	754,626	3,134,101	(12,735)	3,121,366
General and administrative expense	37,576	0	37,576	174,091	(3,198)	170,893
Impairment and store closing costs	109	0	109	13,999	(13,890)	109
Operating income	41,237	3,184	44,421	120,617	29,823	150,440
Interest expense	4,530	0	4,530	17,006	0	17,006
Income before income taxes	36,707	3,184	39,891	103,611	29,823	133,434
Provision for income taxes	(755)	748	(7)	4,561	7,008	11,569
Net income	$37,462	$2,436	$39,898	$99,050	$22,815	$121,865
Earnings per share – basic	$1.69	$0.11	$1.80	$4.47	$1.03	$5.50
Earnings per share – diluted	$1.68	$0.11	$1.79	$4.45	$1.02	$5.47

(1) Adjusted for the non-cash amortization of asset recognized from the gain on sale and leaseback transactions and related tax impacts

(2) Adjusted for expenses related to proxy contest and settlement expenses and related tax impacts

(3) Adjusted for impairment charges and store closing costs and related tax impacts

	Fourth Quarter Ended July 29, 2022			Twelve Months Ended July 29, 2022
	As Reported	Adjustment	As Adjusted	As Reported	Adjustments	As Adjusted
		(1)			(1)
Total Revenue	$830,400	$0	$830,400	$3,267,786	$0	$3,267,786
Store operating expense	764,528	(3,184)	761,344	2,957,350	(12,735)	2,944,615
General and administrative expense	32,900	0	32,900	157,433	0	157,433
Impairment and store closing costs	0	0	0	0	0	0
Operating income	32,972	3,184	36,156	153,003	12,735	165,738
Interest expense	2,620	0	2,620	9,620	0	9,620
Income before income taxes	30,352	3,184	33,536	143,383	12,735	156,118
Provision for income taxes	(3,012)	748	(2,264)	11,503	2,993	14,496
Net income	$33,364	$2,436	$35,800	$131,880	$9,742	$141,622
Earnings per share – basic	$1.47	$0.11	$1.58	$5.69	$0.42	$6.11
Earnings per share – diluted	$1.47	$0.10	$1.57	$5.67	$0.42	$6.09

(1) Adjusted for the non-cash amortization of the asset recognized from the gain on sale and leaseback transactions and related tax impacts

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Cracker Barrel Reports Fourth Quarter Fiscal 2023 Results

September 13, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands)

EBITDA

In the accompanying press release, the Company makes reference to its fourth quarter fiscal 2022 and fiscal 2023 EBITDA. The Company defines EBITDA as net income excluding depreciation and amortization, non-cash amortization of the asset recognized from the gains on sale and leaseback transactions, interest expense and tax expense. The Company further adjusts EBITDA to exclude impairment charges and store closing costs incurred in the third quarter and expenses related to proxy contest and settlement expenses in connection with the Company’s 2022 annual meeting of shareholders incurred in the first quarter. The Company believes that presentation of EBITDA and Adjusted EBITDA provides investors with an enhanced understanding of the Company's operating performance and debt leverage metrics and enhances comparability with the Company’s historical results, and that the presentation of this non-GAAP financial measure, when combined with the primary presentation of net income, is beneficial to an investor’s complete understanding of its operating performance. This information is not intended to be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

	Fourth Quarter Ended July 28, 2023	Twelve Months Ended July 28, 2023
Net Income	$37,462	$99,050
(+) Depreciation & amortization	27,680	104,485
(+) Amortization of asset recognized from gain on sale and leaseback transactions	3,184	12,735
(+) Interest expense	4,530	17,006
(+) Tax expense (income tax benefit)	(755)	4,561
EBITDA	$72,101	$237,837
Adjustments
(+) Proxy contest-related expenses	0	3,198
(+) Impairment and store closing costs	0	13,890
Adjusted EBITDA	$72,101	$254,925

	Fourth Quarter Ended July 29, 2022	Twelve Months Ended July 29, 2022
Net Income	$33,364	$131,880
(+) Depreciation & amortization	26,280	103,568
(+) Amortization of asset recognized from gain on sale and leaseback transactions	3,184	12,735
(+) Interest expense	2,620	9,620
(+) Tax expense (income tax benefit)	(3,012)	11,503
EBITDA	$62,436	$269,306

Reconciliation of GAAP-basis Operating Income Margin Outlook to Non-GAAP Operating Income Margin Outlook

In the accompanying press release, the Company provides its current outlook for adjusted operating income margin, a non-GAAP financial measure, for the first quarter fiscal 2024. The Company’s adjusted operating income margin outlook excludes the expected non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions, certain expenses related to our CEO transition, and a corporate restructuring charge. The Company believes presenting its current outlook for adjusted operating income margin that excludes these items provides investors with an enhanced understanding of the Company's expected margin performance and enhances comparability with the Company’s historical results. This information is not intended to be considered in isolation or as a substitute for operating income margin outlook reported in accordance with GAAP.

Reconciliation of First Quarter Fiscal 2024 Reported to Adjusted Operating Income Margin Outlook	% of Total Revenue
Reported operating income outlook	1.55%	2.55%
$3.2 non-cash amortization of the asset recognized from the gain on sale and leaseback transactions	0.4%	0.4%
$1.6 expenses related to CEO transition	0.2%	0.2%
$1.0 corporate restructuring charge	0.1%	0.1%
Adjusted Operating Income Margin Outlook	2.25%	3.25%

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